November 28, 2001                                                   Exhibit 99.1

Investors May Contact:
Susan Carr, 704.386.8059
Kevin Stitt, 704.386.5667

Reporters May Contact:
Eloise Hale, 704.387.0013
eloise.hale@bankofamerica.com
-----------------------------

                Bank of America sets long-term goal of more than
                          10 percent annual EPS growth
               Management shares strategic vision at Investor Day;
                  Gives short- and long-term financial outlook

CHARLOTTE -- Bank of America Corporation told investors today that it has the strategies and initiatives in place to pursue its goal of achieving long-term annual earnings per share growth of more than 10 percent.

Kenneth D. Lewis, chairman and chief executive officer, kicked off the company's Investor Day with his strategic vision. "Our goal today is to help you see in Bank of America what we see - a company that has posted strong financial results in recent quarters, a company that is building financial momentum, and a company that has in place the right businesses, the right people and the right plan to achieve both our short-term and long-term financial goals.

"We're taking bold steps to shift our perspective operationally from an internal focus to an external focus - in other words, to organize businesses around the customer's point of view. To that end, we've changed organizational reporting structures, incentive plans and business processes throughout the enterprise to reflect the customer's view."

 More than 100 investors and analysts, as well as members of the media, gathered in Charlotte to attend the Bank of America Investor Day. Members of the company's senior management spent the day giving presentations about their respective businesses and customer segments.

"I'd like to characterize the kind of long-term performance goals we are setting for ourselves - not for next year, but the Bank of America we are working to create," said James H. Hance, Jr., vice chairman and chief financial officer. "Our corporate target is to provide annual earnings per share growth in excess of 10 percent."

"We expect to grow revenue by 6 to 9 percent, creating positive operating leverage," he continued. "At the same time, we will be managing our capital aggressively. We will push to reach our 20 percent-plus ROE goal, and the goal Ken Lewis has stated of double-digit annual SVA growth."

Opening remarks were followed by a presentation from Risk Executives William Vandiver and Amy Brinkley who discussed the company's new approach to risk planning and management. Investors also heard a presentation about the company's quality and productivity work by Chuck Goslee, the company's Quality and Productivity executive.

Following these remarks were presentations from executives who manage the company's four lines of business and customer segments.

"The Consumer and Small Business segments are the backbone of the company," said Gene Taylor, president of Consumer and Commercial Banking. "These businesses are the source of our most consistent and predictable earnings. But more important, they hold exciting potential. Three words describe our strategy to unlock this potential: attract, retain, deepen. To attract new customers, we are investing in deposit growth strategies, as well as targeting marketing and advertising. To retain the customers we have, we are making it easier for them to do business with us by improving sales and service and re-engineering core business processes. We have implemented an intuitive sales process as well as enhanced tools that make it easier for associates to deepen customer relationships. And we've aligned associate incentives across the franchise to support this strategy."

During the Asset Management presentation, Richard M. DeMartini, president of the asset management group said, "Bank of America is the right company in the right place at the right time. Our opportunity to grow the Asset Management business is clear, even in an environment of intense competition. Our strategy to capture this growth involves expanding our distribution capability, focusing our financial advisors on capturing more investments business from our customer base, becoming our clients' trusted financial advisor and strengthening our sales culture."

Global Corporate and Investment Banking President Edward J. Brown said, "In less than three years, we've created a business that has annual revenues of $9.2 billion. We believe we have the right business model and the right business strategies to deliver long-term growth. We're differentiating our business with a set of highly focused strategies and, even more important, a disciplined approach to implementing them. These strategies include focusing on our client strategy, building our franchise with institutional investors, transforming our product mix, reducing loans on the balance sheet and implementing a new governance process."

Hance closed the day with remarks about the company's current financial position and 2002 outlook. "In the fourth quarter, we expect to deliver solid revenue and earnings, similar to the first three quarters of the year," he said. "As a result, we are comfortable with the consensus estimate of $1.25 per share."

"We believe our business mix and focus on execution will distinguish us in 2002, just as it has this year. And that our business model, franchise and operating plans position us to deliver earnings per share in 2002 in the area of the current consensus of $5.62 under new GAAP accounting. As you know, this accounting change will add an estimated 37 cents to EPS next year. We believe that this earnings performance will again set our company apart from our competitors, as we again deliver attractive results in difficult times.

"We believe that our financial goals are attainable. If you take nothing more away from this conference, I hope you get the message that our entire management team is on a mission to unlock for our shareholders the true value of our unique franchise."

Investors and analysts also had the opportunity to demo the company's innovative products at a technology exhibit. Investors were able to take a closer look at a variety of products that are being designed to improve the customer experience at Bank of America, like digital check imaging. Technology & Operations Executive Tim Arnoult said, "Everything you see at the Expo is helping us deliver better, faster, more efficient service to customers."

As previously announced, the conference was available to the public via a live Webcast. A playback of the conference can be accessed for the next two weeks at the Bank of America Web site at http://www.bankofamerica.com/investor.
                                -------------------------------------

The company will report quarterly earnings in January, April, July and October of 2002 and January of 2003.

One of the world's leading financial services companies, Bank of America is committed to making banking work for customers like it never has before. Through innovative technologies and the ingenuity of its people, Bank of America provides individuals, small businesses and commercial, corporate and institutional clients across the United States and around the world new and better ways to manage their financial lives.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges. The company's Web site is www.bankofamerica.com. News, speeches and other corporate information can be found at
www.bankofamerica.com/newsroom.
------------------------------

Forward-Looking Statements
--------------------------
This press release contains forward-looking statements with respect to the financial conditions and results of operations of Bank of America, including, without limitation, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: 1) increased credit and other costs; 2) projected business increases following process changes and other investments are lower than expected; 3) competitive pressure among financial services companies increases significantly; 4) costs or difficulties related to the integration of acquisitions are greater than expected; 5) general economic conditions, internationally, nationally or in the states in which the company does business, including the impact of the events of September 11, 2001 and the energy crisis, are less favorable than expected; 6) changes in the interest rate environment reduce interest margins and affect funding sources; 7) changes in market rates and prices may adversely affect the value of financial products; 8) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and 9) decisions to downsize, sell or close units or otherwise change the business mix of the company. For further information, please refer to the Bank of America reports filed with the SEC.